Exhibit 32.2

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report of Delek US Holdings, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Assaf Ginzburg, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Assaf Ginzburg
Assaf Ginzburg,
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: May 8, 2019
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.